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                                                                  EXHIBIT 10(ii)

                           TURNKEY DRILLING AGREEMENT



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                           TURNKEY DRILLING AGREEMENT


         THIS AGREEMENT is made and entered into this 4th day of September, 1998, between and among WOLVERINE ENERGY 1998-1999(A) DEVELOPMENT COMPANY, L.L.C., a Michigan limited liability company (the "Company"), and WOLVERINE ENERGY, L.L.C., a Michigan limited liability company (the "Manager").

                              W I T N E S S E T H:

         WHEREAS, the Manager owns or controls, or will own or control a working interest in certain gas leases located in Montgomery County, Kansas, encompassing certain natural gas well locations (the "Wells"); and

         WHEREAS, the Manager is a party to operating agreements (the "Operating Agreements") with respect to the Wells as the sole non-operating working
interest owner with                                    (the "Operator") as the
operator; and

         WHEREAS, the Operating Agreements provide that the Manager is required, inter alia, to pay a pro rata share of all expenses to develop, drill, complete and equip the Wells for production according to its working interest in the Wells as more fully described therein; and

         WHEREAS, the Company wishes to acquire, and the Manager wishes to sell,
its working interest in up to             net wells (the "Net Wells") from the
Wells, and the Company wishes to have and the Manager is willing to provide, assurances that the cost of drilling and completing the Net Wells will not exceed a fixed amount; and

         NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Manager hereby agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

         1. "Completion" shall mean the treatment phase of a Well occurring after the Well has been drilled to Total Depth, and prior to connection of the Well to gathering lines for production.

         2. "Drilling Phase" shall mean the period commencing with surface preparation of a Well and concluding with logging of the Well after drilling to total depth.

         3. Each capitalized term used, but not otherwise defined, herein shall have the meaning ascribed to such term in the Memorandum.

                                   ARTICLE II.

                             DRILLING AND COMPLETION

A.       PAYMENT:

         The Company agrees to pay the Manager a sum computed at the rate of

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         (i) $70,000 per Net Well for all costs of acquisition, drilling and
         completion pursuant to the              Operating Agreement for each
         Net Well on the Independence Prospect during the Drilling Phase and through Completion and for all post-Completion Facilities specifically identified in the AFE prepared by the Operator with respect to the
                    Prospect and provided to the Manager and the Company or such other post-Completion Facilities as may be actually installed with respect to such wells to place them in production,

         (ii) $                  per Net Well for all costs of acquisition,
         drilling and completion pursuant to the                 Operating
         Agreement for each Net Well on the             Prospect during the
         Drilling Phase and through Completion and for all post-Completion Facilities specifically identified in the AFE prepared by the Operator
         with respect to the               Prospect and provided to the Manager
         and the Company or such other post-Completion Facilities as may be actually installed with respect to such wells to place them in production,

         (iii) $                  per Net Well for all costs of acquisition,
         drilling and completion pursuant to the                 Operating
         Agreement for each Net Well on the             Prospect during the
         Drilling Phase and through Completion and for all post-Completion Facilities specifically identified in the AFE prepared by the Operator
         with respect to the               Prospect and provided to the Manager
         and the Company or such other post-Completion Facilities as may be actually installed with respect to such wells to place them in production,

         (iv) $                  per Net Well for all costs of acquisition,
         drilling and completion pursuant to the                 Operating
         Agreement for each Net Well on the             Prospect during the
         Drilling Phase and through Completion and for all post-Completion Facilities specifically identified in the AFE prepared by the Operator
         with respect to the               Prospect and provided to the Manager
         and the Company or such other post-Completion Facilities as may be actually installed with respect to such wells to place them in production,

(collectively, the "Turnkey Cost"), payable in advance in cash or by cashiers' check, or an equivalent method of payment if acceptable to the Manager, for each Net Well to be drilled prior to commencement of drilling of such Net Well.

B.       DRILLING AND COMPLETION:

         The Manager agrees to enforce, on behalf of the Company, the obligation of the Operators to conduct drilling and completion operations on each Net Well with due diligence and in a good and workmanlike manner, and further agrees to provide and pay for all tangible and intangible drilling and completion costs which are convenient or necessary in the judgment of the respective Operator to drill and complete the Net Well(s) and which are charged by such Operator to the working interest in the Wells which constitute the Net Wells held by the Manager pursuant to the Operating Agreements and transferred to the Company pursuant to this Agreement,


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including costs of acquisition, maintenance and operation of equipment, labor, materials, supplies, cementing, casing, well treatment, engineering, geology, surveying, or other technical or consulting services, permitting, bonding, well logs, utilities, insurance, administrative and office expenses and Operator overhead, through Completion. The Manager further agrees to enforce, on behalf of the Company, the obligation of the Operators to cause and supervise the acquisition and installation of the Post-Completion Facilities specifically identified on the AFE with respect to each Net Well or such other post-Completion Facilities as may be actually installed with respect to such wells to place them in production, with due diligence and in a good and workmanlike manner, and further agrees to provide and pay for the acquisition and installation of all such Post-Completion Facilities with respect to the Net Well(s) and which are charged by such Operator to the working interest in the Wells which constitute the Net Wells held by the Manager pursuant to the Operating Agreements and transferred to the Company pursuant to this Agreement.

C.       MANAGER'S OVERRIDING ROYALTY INTEREST

         The Manager shall retain a 2% overriding royalty interest in all Net Wells transferred to the Company pursuant to this Agreement, notwithstanding the provisions of paragraph II.E. hereof.

D.       COMMENCEMENT, TITLE, DRILLING, COMPLETION AND ABANDONMENT:

         All aspects of the commencement, title, drilling, completion, operation and abandonment of any Wells which constitute Net Wells hereunder shall be governed by and performed in accordance with the Operating Agreements. By this Agreement, the Manager hereby assigns and transfers all of its right, title and interest under the Operating Agreements with respect to the Wells which constitute Net Wells to the Company, subject to paragraph II.C. above. The rights so assigned and transferred shall be determined solely by reference to the Operating Agreements and this Agreement shall not be understood or construed to create or confer any rights, duties, obligations, benefits or liabilities upon the Company with respect to the Net Wells which are not created for or conferred upon the Manager with respect to such Net Wells by the Operating Agreements.

E.       EXCLUSIVE CONTROL:

         The respective Operator shall have the exclusive charge, control and supervision of all activities of every kind to be conducted with respect to each Well which is part of the Net Wells assigned to the Company hereby, including, without limitation, drilling, treatment, completion, installation of collection and distribution facilities, compressors and pumps, marketing and sale of gas, installation of treatment or other facilities, maintenance of the wells and abandonment.

F.       MANAGER'S PERFORMANCE:

         Pursuant to paragraph II.C. hereof, the Manager agrees to enforce the obligation of the Operators to conduct all activities in a good and workmanlike manner and to maintain insurance as provided for in the Operating Agreements, but shall have no liability to the Company for losses sustained or liabilities incurred by the Company with respect to the Net Well(s) except as may result from the Manager's gross negligence or willful misconduct, and


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the Manager does not warrant, guarantee, or represent that a well will produce any gas at all or in any particular quantities.

G.       TITLE TO EQUIPMENT:

         Title to all well casing, fittings, meters, compressors, piping, or other materials bought or paid for by or for the Company, or installed by the Operators in the ordinary course of performing their drilling and completion obligations, shall remain at all times in the name of the Company and the Company shall remain the owner of said equipment and facilities during and after the term of this Agreement, notwithstanding that such equipment may be purchased in the name of the Manager as a working interest owner pursuant to the Operating Agreements. This paragraph shall not apply to equipment or supplies purchased by the Operators for operation of their businesses which do not become physical components or fixtures associated with operation of the Net Well(s) or gathering facilities appurtenant to the Net Well(s) constructed under the Operating Agreements.

H.       TERM:

         This Agreement shall become effective on the date first above written, and shall terminate upon the Completion of the Wells and the installation of all post-Completion Facilities necessary to place such Wells in production, except with respect to the assignment of such Net Wells to the Company pursuant to this Agreement.

                                   ARTICLE III

                              MISCELLANEOUS MATTERS

A.       INDEPENDENT CONTRACTOR RELATIONSHIP:

         The Operators are each independent contractors, free of control or supervision by the Manager or the Company as to the means or manner of performing work under the Operating Agreements, and shall have full control and supervision of drilling, completion, and operating activities.

B.       ASSIGNMENT:

         This contract shall be binding upon and inure to the benefit of the successors, assigns and legal representatives of the parties hereto.

C.       FORCE MAJEURE:

         Neither party shall be liable for any delay or damages, or for failure to act, to the extent that the party is unable to perform under this Agreement by force majeure; force majeure as used herein shall mean the effect of any federal and state laws, rules or regulations, or orders of any public body which affect performance, acts of God, strikes, fires, floods, or other actions of the elements, explosions, breakdown of machinery pipelines, inability to obtain materials, equipment, or labor, and any other cause not reasonably within the control of the party claiming that force majeure prevented timely performance of its obligations and claims the protections of this paragraph III.C.




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D.       LAW AND BINDING EFFECT:

         This Agreement is subject to all present and future valid laws, rules and regulations of any governmental agency having jurisdiction, and shall in all respects be subject to and interpreted in accordance with the laws of Michigan.

E.       NOTICES:

         Any notice, request, demand or statement provided for in this Agreement shall be in writing and deemed given when deposited in the United States Mail, postage pre-paid, directed to the address of the parties provided one another from time to time, unless a party is notified by the other by registered or certified letter that another address shall be used for notice purposes.

F.       ENTIRE AGREEMENT:

         This document represents the entire Agreement between the parties, and supersedes any and all prior oral or written agreements, and no changes, alterations, or modifications to this Agreement shall be valid or enforceable, unless in writing and signed by the parties to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as of the date first hereinabove written.

WOLVERINE ENERGY 1998-1999(A) DEVELOPMENT COMPANY, L.L.C.



                                By:             //Gary L. Foltz//
                                    --------------------------------------------

                                Its: Executive Vice President


                                WOLVERINE ENERGY, L.L.C.



                                By:             //Gary L. Foltz//
                                    --------------------------------------------

                                Its: Executive Vice President




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